Exhibit 99.3

Exicure Announces the Closing of its Offering of Common Stock and Full Exercise of the Underwriters’ Option to Purchase Additional Shares
Published: August 2, 2019
CHICAGO, IL. & CAMBRIDGE, MA.--(BUSINESS WIRE)--Exicure, Inc. (Nasdaq: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) constructs, today announced the closing of its previously announced underwritten public offering of 31,625,000 shares of its common stock to the public at $2.00 per share, which included the exercise in full by the underwriters of their option to purchase 4,125,000 additional shares of common stock.
In connection with the offering, Exicure’s common stock began trading on the Nasdaq Capital Market under the symbol “XCUR” at the opening of trading on July 31, 2019. Exicure expects to appoint to its board of directors an individual designated by Abingworth LLP and an individual designated by another investor in connection with their participation in the offering.
Exicure received gross proceeds of $63.25 million from the sale of common stock in the offering, prior to deducting the underwriting discounts and commissions and estimated offering expenses payable by it.  Exicure intends to use the net proceeds from the offering to advance AST-008 through a Phase 1b/2 clinical trial; to develop an SNA therapeutic candidate for a neurology condition and advance it into Phase 1 clinical trials; and for general corporate purposes.
Guggenheim Securities acted as sole book-running manager for the offering. Chardan acted as lead manager for the offering. H.C. Wainwright & Co. and Ladenburg Thalmann acted as co-managers for the offering.
The securities described above were offered by Exicure pursuant to a shelf registration statement on Form S-3 (No. 333-230175) that was declared effective by the Securities and Exchange Commission (SEC) on July 24, 2019.  A final prospectus supplement and accompanying prospectus describing the terms of the offering was filed with the SEC on August 1, 2019 and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus may also be obtained from: Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-5548, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.
About Exicure, Inc.
Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has

Exhibit 99.3

distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure's lead program is in a Phase 1b/2 trial in patients with advanced solid tumors. Exicure is based outside of Chicago, IL and in Cambridge, MA. www.exicuretx.com
Forward Looking Statements
This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s technology, potential therapies, designation of directors and other matters as well as statements regarding the expected use of proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: unexpected costs, charges or expenses that reduce cash runway; that Exicure’s pre-clinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates that have completed Phase 1 trials do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of Exicure to protect its intellectual property rights. Risks facing the Company and its programs are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.